Exhibit 99.1

PerkinElmer Announces Financial Results for the Fourth Quarter of 2008

  Revenue of $495.0 million, up 3% reported, organic revenue up 4%
  Operating margin expands over 300 basis points
  Strong operating cash flow from continuing operations of $94 million

WALTHAM, Mass.--(BUSINESS WIRE)--January 29, 2009--PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today reported financial results for the fourth quarter ended December 28, 2008. The Company reported GAAP earnings per share from continuing operations of $0.29. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, the Company announced adjusted earnings per share of $0.48, which is within the range of the Company’s prior guidance.

Revenue from continuing operations for the fourth quarter 2008 was $495.0 million, an increase of 3% versus the fourth quarter 2007. Both Life and Analytical Sciences and Optoelectronics had reported revenue growth of 3% and organic growth of 4% compared to the same period a year ago.

“Our strong fourth quarter performance finishes off a great year for PerkinElmer. For 2008, our revenue growth, earnings per share and cash flow all met or exceeded our original full year guidance despite difficult economic conditions during the last four months of the year,” said Robert Friel, president and chief executive officer of PerkinElmer. “In addition, we also made good progress in focusing the Company on health and environmental end markets. For 2009, our focus will be on driving efficiency and productivity as well as investing in longer-term growth initiatives.”

GAAP operating profit from continuing operations for the fourth quarter 2008 was $71.7 million, compared to $49.4 million for the same period a year ago. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, adjusted operating profit for the fourth quarter 2008 was $89.7 million, up 25% as compared to $71.7 million in the fourth quarter 2007.

GAAP earnings per share from continuing operations for the fourth quarter of 2008 was $0.29 as compared to $0.44 for the same period in 2007 due to non-recurring items. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, earnings per share for the fourth quarter or 2008 was $0.48, up 14% as compared to $0.42 in the fourth quarter of 2007.

For the fourth quarter of 2008, cash flow from continuing operations was $93.7 million as compared to $86.1 million from the same period one year ago.

Financial Overview by Reporting Segment

Life and Analytical Sciences reported revenue of $390.3 million for the fourth quarter 2008, up 3% from revenue of $379.3 million in the fourth quarter 2007. The segment’s GAAP operating profit for the fourth quarter 2008 was $50.8 million, compared to $40.8 million for the same period a year ago. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, the segment’s adjusted operating profit for the fourth quarter 2008 was $65.6 million, up 8% as compared to $60.6 million in the fourth quarter 2007.

Optoelectronics reported revenue of $104.8 million for the fourth quarter 2008, up 3% from revenue of $101.4 million in the fourth quarter 2007. The segment’s GAAP operating profit for the fourth quarter 2008 was $25.4 million, compared to $20.2 million for the same period a year ago. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, the segment’s adjusted operating profit for the fourth quarter 2008 was $26.9 million, up 24% as compared to $21.6 million in the fourth quarter 2007.

Reorganization of the Business Units

In November 2008, the Company announced the realignment of its business units to Human Health and Environmental Health to better reflect the Company’s new strategic focus.

As part of that realignment, a portion of its Specialty Lighting business was placed under strategic review to increase the focus on Human and Environmental Health. As a result of the strategic review, the Company intends to divest these businesses; therefore, the results of operations for these businesses have been reported as discontinued operations in this press release and in the attachments to this release. Additionally, the Company decided to exit certain product lines within the Bio-discovery business and reallocate resources to higher growth, strategic opportunities within that business.

As a result of the reorganization, effective fiscal year 2009, PerkinElmer’s business units will report revenue and operating profit according to the new business areas of Human Health or Environmental Health.

2009 Guidance

For the full year 2009, the Company forecasts organic revenue relative to 2008 to be flat to down mid-single digits. The Company forecasts 2009 earnings per share relative to 2008 to be down mid-single digits to mid-teens on both a GAAP and non-GAAP basis, and including the impact of stock option expense in both periods.

Conference Call Information

The Company will discuss its fourth quarter results and forecast for the remainder of the year in a conference call on January 29, 2009, at 5:00 p.m. Eastern Time (ET). To access the call, please dial (617) 213-4851 prior to the scheduled conference call time and provide the access code 22563068. A replay of this conference call will be available approximately two hours after the call. The replay phone number is (617) 801-6888 and the code number is 55272921.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) our failure to introduce new products in a timely manner; (2) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable; (3) fluctuations in the global economic and political environments; (4) markets into which we sell our products decline or do not grow as anticipated; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) our ability to produce an adequate quantity of products to meet our customers' demands; (12) the manufacture and sale of products may expose us to product liability claims; (13) our failure to maintain compliance with applicable government regulations; (14) regulatory changes; (15) our failure to comply with health care industry regulations; (16) economic, political and other risks associated with foreign operations; (17) our ability to retain key personnel; (18) restrictions in our credit agreements; (19) our ability to realize the full value of our intangible assets; (20) significant fluctuations in our stock price; and (21) other factors which we describe under the caption "Risk Factors" in our most recent annual report on Form 10-K and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The Company reported revenue of $1.8 billion in 2007, has approximately 9,100 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	December 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007

Sales	$495,033	$480,695	$1,937,465	$1,702,374

Cost of sales	277,695	273,969	1,107,360	993,880
Amortization of acquired inventory revaluation	-	-	-	2,492
Research and development expenses	25,099	26,854	108,062	103,978
In-process research and development charges	-	-	-	1,502
Selling, general and administrative expenses	120,499	125,740	522,883	439,777
Gains on settlement of insurance claim	-	-	-	(15,346)
Restructuring and lease charges, net	-	4,685	6,190	12,238

Operating income from continuing operations	71,740	49,447	192,970	163,853

Interest income	(774)	(1,307)	(4,023)	(4,688)
Interest expense	24,265	5,439	42,700	15,325
Gains on dispositions of investments, net	-	-	(1,158)	(697)
Other expense, net	5,810	1,269	8,090	6,937

Income from continuing operations before income taxes	42,439	44,046	147,361	146,976

Provision for (benefit from) income taxes	8,308	(8,878)	21,216	16,257

Net income from continuing operations	34,131	52,924	126,145	130,719

(Loss) income from discontinued operations, net of income taxes	(3,576)	770	(829)	2,199
Gain (loss) on disposition of discontinued operations, net of income taxes	108	(1,132)	1,093	(1,232)

Net income	$30,663	$52,562	$126,409	$131,686

Diluted earnings (loss) per share:
Continuing operations	$0.29	$0.44	$1.06	$1.08

(Loss) income from discontinued operations, net of income taxes	(0.03)	0.01	(0.01)	0.02
Gain (loss) on disposition of discontinued operations, net of income taxes	-	(0.01)	0.01	(0.01)

Net income	$0.26	$0.44	$1.07	$1.09

Weighted average diluted shares of common stock outstanding	117,417	119,015	118,687	120,605

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information:
(per share, continuing operations)

GAAP diluted EPS from continuing operations	$0.29	$0.44
Amortization of intangible assets, net of income taxes	0.08	0.07
Stock options, net of income taxes	0.02	0.01
Legal settlements, net of income taxes	-	0.01
Discontinuance of interest rate contract related to acquisition financing, net of income taxes	0.09	-
Purchase accounting adjustment - revenue not recognized, net of income taxes	-	0.01
Tax benefit from audit settlements	-	(0.16)
Restructuring and lease charges, net of income taxes	-	0.03
Adjusted EPS	$0.48	$0.42

PerkinElmer, Inc. and Subsidiaries
SALES AND OPERATING PROFIT (LOSS)

		Three Months Ended		Twelve Months Ended
(In thousands)		December 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007

Life and Analytical Sciences	Sales	$390,275	$379,321	$1,512,556	$1,315,591
	OP$ reported	50,800	40,765	138,627	129,558
	OP% reported	13.0%	10.7%	9.2%	9.8%
	Amortization expense	12,881	11,533	52,517	41,415
	Stock option expense	1,758	1,123	4,112	3,419
	Revaluation of acquired inventory	-	-	-	2,492
	In-process research and development charges	-	-	-	1,502
	Gains on settlement of insurance claim	-	-	-	(15,346)
	Purchase accounting adj. - revenue not recognized	170	962	2,941	962
	Legal settlements	-	2,000	-	2,000
	Restructuring and lease charges	-	4,235	6,573	8,673
	OP$ adjusted	65,609	60,618	204,770	174,675
	OP% adjusted	16.8%	16.0%	13.5%	13.3%

Optoelectronics	Sales	104,758	101,374	424,909	386,783
	OP$ reported	25,352	20,239	91,164	71,381
	OP% reported	24.2%	20.0%	21.5%	18.5%
	Amortization expense	701	687	3,078	2,673
	Stock option expense	819	216	1,755	1,288
	Restructuring and lease charges (reversals)	-	450	(383)	3,565
	OP$ adjusted	26,872	21,592	95,614	78,907
	OP% adjusted	25.7%	21.3%	22.5%	20.4%

Corporate	OP$ reported	(4,412)	(11,557)	(36,821)	(37,086)
	Stock option expense	1,583	1,011	4,430	4,291
	OP$ adjusted	(2,829)	(10,546)	(32,391)	(32,795)

Continuing Operations	Sales	$495,033	$480,695	$1,937,465	$1,702,374
	OP$ reported	71,740	49,447	192,970	163,853
	OP% reported	14.5%	10.3%	10.0%	9.6%
	Amortization expense	13,582	12,220	55,595	44,088
	Stock option expense	4,160	2,350	10,297	8,998
	Revaluation of acquired inventory	-	-	-	2,492
	In-process research and development charges	-	-	-	1,502
	Gains on settlement of insurance claim	-	-	-	(15,346)
	Purchase accounting adj. - revenue not recognized	170	962	2,941	962
	Legal settlements	-	2,000	-	2,000
	Restructuring and lease charges (reversals)	-	4,685	6,190	12,238
	OP$ adjusted	$89,652	$71,664	$267,993	$220,787
	OP% adjusted	18.1%	14.9%	13.8%	13.0%

SALES AND REPORTED OPERATING PROFIT PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	December 28, 2008	September 28, 2008	December 30, 2007
		(In thousands)

Current assets:
Cash and cash equivalents	$179,110	$188,808	$203,348
Accounts receivable, net	327,636	328,475	314,425
Inventories, net	197,967	210,011	192,708
Other current assets	112,080	110,908	98,120
Current assets of discontinued operations	14,947	26,869	34,347
Total current assets	831,740	865,071	842,948

Property, plant and equipment, net:
At cost	570,257	587,748	559,297
Accumulated depreciation	(365,843)	(383,556)	(362,762)
Property, plant and equipment, net	204,414	204,192	196,535
Marketable securities and investments	3,459	4,141	5,919
Intangible assets, net	452,473	466,821	479,209
Goodwill	1,396,292	1,419,010	1,355,656
Other assets, net	40,999	55,643	59,413
Long-term assets of discontinued operations	5,622	6,380	9,657
Total assets	$2,934,999	$3,021,258	$2,949,337

Current liabilities:
Short-term debt	$40	$40	$562
Accounts payable	169,447	167,142	164,806
Accrued restructuring and integration costs	5,904	9,302	8,493
Accrued expenses	314,061	315,462	344,362
Current liabilities of discontinued operations	29,865	29,023	29,375
Total current liabilities	519,317	520,969	547,598

Long-term debt	509,040	544,050	516,078
Long-term liabilities	335,767	317,273	305,950
Long-term liabilities of discontinued operations	3,188	3,882	4,434
Total liabilities	1,367,312	1,386,174	1,374,060

Commitments and contingencies

Total stockholders' equity	1,567,687	1,635,084	1,575,277
Total liabilities and stockholders' equity	$2,934,999	$3,021,258	$2,949,337

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	December 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007
	(In thousands)

Operating activities:
Net income	$30,663	$52,562	$126,409	$131,686
Add: loss (income) from discontinued operations, net of income taxes	3,576	(770)	829	(2,199)
Add: (gain) loss on disposition of discontinued operations, net of income taxes	(108)	1,132	(1,093)	1,232
Net income from continuing operations	34,131	52,924	126,145	130,719
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operations:
Stock-based compensation	5,656	5,155	19,327	15,711
Restructuring and lease charges, net	-	4,685	6,190	12,238
Amortization of deferred debt issuance costs	808	122	2,239	343
Depreciation and amortization	21,874	20,478	88,307	76,511
In-process research and development charges	-	-	-	1,502
Amortization of acquired inventory revaluation	-	-	-	2,492
Gains on settlement of insurance claim	-	-	-	(15,346)
Gains on dispositions, net	-	-	(1,158)	(697)
Changes in operating assets and liabilities:
Accounts receivable, net	(5,329)	(23,960)	(12,227)	(19,594)
Inventories, net	5,723	8,947	(10,390)	(2,393)
Accounts payable	6,766	17,280	5,630	11,097
Accrued expenses and other	24,089	429	(11,323)	(23,679)
Net cash provided by operating activities of continuing operations	93,718	86,060	212,740	188,904
Net cash (used in) provided by operating activities of discontinued operations	(3,144)	8,708	5,103	16,223
Net cash provided by operating activities	90,574	94,768	217,843	205,127

Investing activities:
Capital expenditures	(11,703)	(7,933)	(43,325)	(44,514)
Proceeds from dispositions of property, plant and equipment, net	-	-	-	10,787
Proceeds from surrender of life insurance policies	-	-	-	1,601
Changes in restricted cash balances	50	-	384	-
Payments for business development activity	(7)	100	(167)	(1,040)
Proceeds from disposition of businesses and investments, net	-	336	1,158	1,365
Payments for acquisitions and investments, net of cash and cash equivalents acquired	(4,397)	(271,856)	(91,649)	(315,872)
Net cash used in investing activities of continuing operations	(16,057)	(279,353)	(133,599)	(347,673)
Net cash used in investing activities of discontinued operations	(215)	(1,059)	(2,079)	(1,666)
Net cash used in investing activities	(16,272)	(280,412)	(135,678)	(349,339)

Financing Activities:
Payments on debt	(101,500)	(30,000)	(633,000)	(212,431)
Proceeds from borrowings	66,500	300,000	476,000	571,462
Proceeds from the sale of senior debt	-	-	150,000	-
Payments for debt issuance costs	(28)	(350)	(1,997)	(765)
Settlement of cash flow hedges	(15,362)	(4,232)	(27,064)	(4,232)
Decrease in other credit facilities	(10)	(402)	(521)	(1,263)
Tax (expense) benefit from exercise of common stock options	(17)	(5,573)	342	414
Proceeds from issuance of common stock under stock plans	306	2,154	43,741	32,377
Purchases of common stock	(18,374)	(26,940)	(75,513)	(202,971)
Dividends paid	(8,267)	(8,294)	(33,072)	(33,704)
Net cash (used in) provided by financing activities	(76,752)	226,363	(101,084)	148,887

Effect of exchange rate changes on cash and cash equivalents	(7,248)	1,728	(5,319)	7,614

Net (decrease) increase in cash and cash equivalents	(9,698)	42,447	(24,238)	12,289
Cash and cash equivalents at beginning of period	188,808	160,901	203,348	191,059
Cash and cash equivalents at end of period	$179,110	$203,348	$179,110	$203,348

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	PKI
	FY08		FY07
Adjusted gross margin:
GAAP gross margin	$830.1	42.8%	$706.0	41.5%
Amortization of intangibles	37.4	1.9%	34.4	2.0%
Stock option expense	1.6	0.1%	1.2	0.1%
Purchase accounting adjustment - revenue not recognized	2.9	0.2%	1.0	0.1%
Amortization of acquired inventory revaluation	-	0.0%	2.5	0.1%
Adjusted gross margin	$872.1	45.0%	$745.1	43.8%

Adjusted SG&A:
GAAP SG&A	$522.9	27.0%	$439.8	25.8%
Amortization of intangibles	(16.1)	-0.8%	(7.9)	-0.5%
Stock option expense	(8.1)	-0.4%	(7.3)	-0.4%
Legal settlements	-	0.0%	(2.0)	-0.1%
Adjusted SG&A	$498.7	25.7%	$422.6	24.8%

Adjusted R&D:
GAAP R&D	$108.1	5.6%	$105.5	6.2%
Amortization of intangibles	(2.1)	-0.1%	(1.7)	-0.1%
Stock option expense	(0.5)	0.0%	(0.6)	0.0%
In-process research and development charges	-	0.0%	(1.5)	-0.1%
Adjusted R&D	$105.4	5.4%	$101.7	6.0%

Adjusted operating profit:
GAAP operating profit	$193.0	10.0%	$163.9	9.6%
Amortization of intangibles	55.6	2.9%	44.1	2.6%
Stock option expense	10.3	0.5%	9.0	0.5%
Purchase accounting adjustment - revenue not recognized	2.9	0.2%	1.0	0.1%
Restructuring and lease charges (reversals)	6.2	0.3%	12.2	0.7%
Legal settlements	-	0.0%	2.0	0.1%
Gains on settlement of insurance claim	-	0.0%	(15.3)	-0.9%
Revaluation of acquired inventory	-	0.0%	2.5	0.1%
In-process research and development charges	-	0.0%	1.5	0.1%
Adjusted operating profit	$268.0	13.8%	$220.8	13.0%

	PKI
	FY08		FY07

Adjusted EPS:
GAAP EPS	$1.06		$1.09
Discontinued operations	-		(0.01)
GAAP EPS from continuing operations	$1.06		1.08
Amortization of intangibles, net of income taxes	0.30		0.24
Restructuring and lease charges (reversals), net of income taxes	0.04		0.08
Stock option expense, net of income taxes	0.06		0.05
Amortization of acquired inventory revaluation, net of income taxes	-		0.02
In-process research & development, net of income taxes	-		0.01
Legal settlements, net of income taxes	-		0.01
Purchase accounting adjustment - revenue not recognized, net of income taxes	0.02		0.01
Gains on settlement of insurance claim, net of income taxes	-		(0.08)
Discontinuance of interest rate contract related to acquisition financing, net of income taxes	0.09		-
Tax benefit from audit settlements	(0.12)		(0.15)
Adjusted EPS	$1.45		$1.26
Stock option expense, net of income taxes	(0.06)		(0.05)
Adjusted EPS, including stock option expense	$1.39		$1.21

	LAS
	FY08		FY07
Adjusted operating profit:
GAAP operating profit	$138.6	9.2%	$129.6	9.8%
Amortization of intangibles	52.5	3.5%	41.4	3.1%
Stock option expense	4.1	0.3%	3.4	0.3%
Purchase accounting adjustment - revenue not recognized	2.9	0.2%	1.0	0.1%
Amortization of acquired inventory revaluation	-	0.0%	2.5	0.2%
Restructuring and lease charges	6.6	0.4%	8.7	0.7%
Legal settlements	-	0.0%	2.0	0.2%
Gains on settlement of insurance claim	-	0.0%	(15.3)	-1.2%
In-process research and development charges	-	0.0%	1.5	0.1%
Adjusted operating profit	$204.8	13.5%	$174.7	13.3%

	OPTO
	FY08		FY07
Adjusted operating profit:
GAAP operating profit	$91.2	21.5%	$71.4	18.5%
Amortization of intangibles	3.1	0.7%	2.7	0.7%
Stock option expense	1.8	0.4%	1.3	0.3%
Restructuring and lease charges (reversals)	(0.4)	-0.1%	3.6	0.9%
Adjusted operating profit	$95.6	22.5%	$78.9	20.4%

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	PKI
	Q408		Q407
Adjusted gross margin:
GAAP gross margin	$217.3	43.9%	$206.7	43.0%
Amortization of intangibles	9.2	1.9%	8.9	1.8%
Stock option expense	0.7	0.1%	0.3	0.1%
Purchase accounting adjustment - revenue not recognized	0.2	0.0%	1.0	0.2%
Adjusted gross margin	$227.4	45.9%	$216.8	45.1%

Adjusted SG&A:
GAAP SG&A	$120.5	24.3%	$125.7	26.2%
Amortization of intangibles	(3.9)	-0.8%	(2.9)	-0.6%
Stock option expense	(3.1)	-0.6%	(1.9)	-0.4%
Legal settlements		0.0%	(2.0)	-0.4%
Adjusted SG&A	$113.4	22.9%	$118.9	24.7%

Adjusted R&D:
GAAP R&D	$25.1	5.1%	$26.9	5.6%
Amortization of intangibles	(0.5)	-0.1%	(0.5)	-0.1%
Stock option expense	(0.3)	-0.1%	(0.1)	0.0%
Adjusted R&D	$24.3	4.9%	$26.2	5.5%

Adjusted operating profit:
GAAP operating profit	$71.7	14.5%	$49.4	10.3%
Amortization of intangibles	13.6	2.7%	12.2	2.5%
Stock option expense	4.2	0.8%	2.4	0.5%
Purchase accounting adjustment - revenue not recognized	0.2	0.0%	1.0	0.2%
Restructuring and lease charges (reversals)	-	0.0%	4.7	1.0%
Legal settlements	-	0.0%	2.0	0.4%
Adjusted operating profit	$89.7	18.1%	$71.7	14.9%

	PKI
	Q408		Q407

Adjusted EPS:
GAAP EPS	$0.26		$0.44
Discontinued operations	0.03		-
GAAP EPS from continuing operations	0.29		0.44
Amortization of intangibles, net of income taxes	0.08		0.07
Stock option expense, net of income taxes	0.02		0.01
Tax benefit from audit settlements	-		(0.16)
Purchase accounting adjustment - revenue not recognized, net of income taxes	-		0.01
Restructuring and lease charges (reversals), net of income taxes	-		0.03
Legal settlements, net of income taxes	-		0.01
Discontinuance of interest rate contract related to acquisition financing, net of income taxes	0.09		-
Adjusted EPS	$0.48		$0.42
	LAS
	Q408		Q407
Adjusted operating profit:
GAAP operating profit	$50.8	13.0%	$40.8	10.7%
Amortization of intangibles	12.9	3.3%	11.5	3.0%
Stock option expense	1.8	0.5%	1.1	0.3%
Purchase accounting adjustment - revenue not recognized	0.2	0.0%	1.0	0.3%
Amortization of acquired inventory revaluation	-	0.0%	-	0.0%
Restructuring and lease charges	-	0.0%	4.2	1.1%
Legal Settlements	-	0.0%	2.0	0.5%
Adjusted operating profit	$65.6	16.8%	$60.6	16.0%

	OPTO
	Q408		Q407
Adjusted operating profit:
GAAP operating profit	$25.4	24.2%	$20.2	20.0%
Amortization of intangibles	0.7	0.7%	0.7	0.7%
Stock option expense	0.8	0.8%	0.2	0.2%
Restructuring and lease charges (reversals)	-	0.0%	0.5	0.4%
Adjusted operating profit	$26.9	25.7%	$21.6	21.3%
	LAS	Opto	PKI	PKI

Organic growth:	Q408	Q408	Q408	FY08
Reported revenue growth	3%	3%	3%	14%
Foreign exchange	-4%	-1%	-4%	2%
Acquisitions	3%	1%	3%	4%
Organic growth	4%	4%	4%	7%

Organic Revenue and Organic Revenue Growth

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency translation and acquisitions. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate the long-term performance trends and to assess our ability to invest in the business. Organic revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions because acquisition activity can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations.

Adjusted Gross Margin and Adjusted Gross Margin Percentage

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, and stock option expense, and including estimated revenue from contracts acquired in the acquisition of ViaCell, Inc., or ViaCell, that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of GAAP revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate the long-term profitability trends and to assess our ability to invest in the business. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what our management and what we believe our investors consider to be costs of producing our products and could distort the additional value generated over the cost of producing those products. Inventory fair value adjustments related to business acquisitions also do not represent what our management and what we believe our investors consider to be costs used in producing our products. In addition, we exclude stock option expense from these measures because stock-based compensation plans and the critical assumptions used to calculate the expense vary dramatically between us and our peers, which we believe makes comparisons of long-term operating performance trends difficult for management and investors, and could result in overstating or understating to our investors the costs used in producing our products. We include estimated revenue from contracts acquired in the ViaCell acquisition that will not be fully recognized because our GAAP revenue for the periods subsequent to our acquisition do not reflect the full amount of storage revenue on these contracts that would have otherwise been recorded by ViaCell. The non-GAAP adjustment is intended to reflect the full amount of such revenue. Our management and we believe our investors will use this adjustment as a measure of the ongoing performance of the ViaCell business because customers have historically renewed these contracts, although there can be no assurance that customers will do so in the future.

Adjusted Selling, General and Administrative (SG&A) Expense and Adjusted SG&A Percentage

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, significant legal settlements, and stock option expense. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of GAAP revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the cost of the internal operating structure, our ability to leverage that structure and the level of investment required to grow our business. We exclude amortization of intangible assets and significant legal settlements from these measures because intangibles amortization charges and significant legal settlements do not represent what our management and what we believe our investors consider to be costs that support our internal operating structure and could distort the efficiencies of that structure. We also exclude stock option expense from these measures because stock-based compensation plans and the critical assumptions used to calculate the expense vary dramatically between us and our peers, which we believe makes comparisons of long-term operating performance trends difficult for management and investors, and could result in overstating or understating to our investors the costs to support our internal operating structure.

Adjusted Research and Development (R&D) Expense and Adjusted R&D Percentage

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets, in-process research and development charges, and stock option expense. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of GAAP revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better understand and evaluate our internal technology investments. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what our management and what we believe our investors consider to be internal investments in R&D activities and could distort our R&D investment level. In-process research and development charges represent incomplete acquired research and development projects that have not reached technological feasibility and have no alternative future use as of the acquisition date. These charges also do not represent what our management and what we believe our investors consider to be internal investments in R&D activities. In addition, we exclude stock option expense from these measures because stock-based compensation plans and the critical assumptions used to calculate the expense vary dramatically between us and our peers, which we believe makes comparisons of long-term operating performance trends difficult for management and investors, and could result in overstating or understating to our investors the amount of our internal investments in R&D activities.

Adjusted Operating Profit and Adjusted Operating Profit Margin

We use the term “adjusted operating profit” to refer to GAAP operating profit, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, in-process research and development charges, gains on the settlement of insurance claim, significant legal settlements, restructuring and lease charges, and stock option expense, and including estimated revenue from contracts acquired in the ViaCell acquisition that will not be fully recognized due to business combination accounting rules. Adjusted operating profit is calculated by subtracting adjusted R&D expense, adjusted SG&A expense, gains on the settlement of insurance claim, and restructuring and lease charges from adjusted gross margin. We use the related term “adjusted operating profit margin” to refer to adjusted operating profit as a percentage of GAAP revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to analyze the costs of the different components of producing and selling our products, to better measure the performance of our internal investments in technology and to evaluate the long-term profitability trends of our core operations. Adjusted operating profit also provides for easier comparisons of our performance and profitability with prior and future periods and relative comparisons to our peers. We believe our investors do not consider the items that we exclude from adjusted operating profit to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, and so we present this non-GAAP measure to avoid overstating or understating to our investors the performance of our operations. We exclude gains on the settlement of insurance claim and restructuring and lease charges because they tend to occur due to an acquisition, divestiture, repositioning of the business or other unusual event that could distort the performance measures of our internal investments and costs to support our internal operating structure. We include estimated revenue from contracts acquired in the ViaCell acquisition that will not be fully recognized because our GAAP revenue for the periods subsequent to our acquisition do not reflect the full amount of storage revenue on these contracts that would have otherwise been recorded by ViaCell. The non-GAAP adjustment is intended to reflect the full amount of such revenue. Our management and we believe our investors will use this adjustment as a measure of the ongoing performance of the ViaCell business because customers have historically renewed these contracts, although there can be no assurance that customers will do so in the future.

Adjusted Earnings per Share

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, excluding discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, in-process research and development charges, gains on the settlement of insurance claim, significant legal settlements, restructuring and lease charges, stock option expense, discontinuance of interest rate contract related to acquisition financing, and income from significant tax audit settlements, and including estimated revenue from contracts acquired in the ViaCell acquisition that will not be fully recognized due to business combination accounting rules. Adjusted earnings per share is calculated by subtracting adjusted R&D expense, adjusted SG&A expense, restructuring and lease charges, other income/expense and provision for taxes from adjusted gross margin. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to analyze the costs of producing and selling our products and the performance of our internal investments in technology and our internal operating structure, to evaluate the long-term profitability trends of our core operations and to calculate the underlying value of the core business on a dilutive share basis, which is a key measure of the value of the Company used by our management and we believe used by investors as well. Adjusted earnings per share also facilitates the overall analysis of the value of the Company and the core measure of the success of our operating business model as compared to prior and future periods and relative comparisons to our peers. We exclude discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, in-process research and development charges, gains on the settlement of insurance claim, significant legal settlements, restructuring and lease charges, stock option expense, discontinuance of interest rate contract related to acquisition financing, and income from significant tax audit settlements as these items do not represent what our management and what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, which could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired in the ViaCell acquisition that will not be fully recognized because our GAAP revenue for the periods subsequent to our acquisition do not reflect the full amount of storage revenue on these contracts that would have otherwise been recorded by ViaCell. The non-GAAP adjustment is intended to reflect the full amount of such revenue. Our management and we believe our investors will use this adjustment as a measure of the ongoing performance of the ViaCell business because customers have historically renewed these contracts, although there can be no assurance that customers will do so in the future.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above are also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
Investor Relations:
PerkinElmer, Inc.
David C. Francisco, 781-663-5677
dave.francisco@perkinelmer.com
or
Media Contact:
PerkinElmer, Inc.
Stephanie R. Wasco, 781-663-5701
stephanie.wasco@perkinelmer.com
or
Additional Media Contact:
Porter Novelli
Kate Weiss, 617-897-8255
kweiss@pnlifesciences.com